STATE OF TEXAS)

COUNTY OF DALLAS)

                 ASSIGNMENT AND ASSUMPTION OF LEASE OBLIGATIONS

     KNOW ALL MEN BY THESE PRESENTS, THAT, SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THIS ASSIGNMENT AND ASSUMPTION OF LEASE OBLIGATIONS, SOUTHWESTERN FINANCIAL SERVICES CORPORATION ("ASSIGNOR"), A DELAWARE CORPORATION, FOR AND IN CONSIDERATION OF THE SUM OF $10.00 IN HAND PAID AND OTHER GOOD AND VALUABLE CONSIDERATION FROM MIDDLEBERG, RIDDLE & GIANNA ("ASSIGNEE"), A TEXAS GENERAL PARTNERSHIP, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, HEREBY ASSIGNS, TRANSFERS AND CONVEYS UNTO ASSIGNEE, EFFECTIVE JUNE 10TH, 2000 (THE "EFFECTIVE DATE"), ALL OF ASSIGNOR'S RIGHT, TITLE AND INTEREST IN, TO AND UNDER THAT PORTION OF A CERTAIN WRITTEN LEASE (INCLUDING ANY RENEWALS, EXTENSIONS, OR MODIFICATIONS THEREOF) ("LEASE") DATED THE 27TH DAY OF MARCH, 1997, BETWEEN MAXUS TOWER LIMITED PARTNERSHIP AS LANDLORD AND ASSIGNOR AS TENANT COVERING THE RENTAL OF APPROXIMATELY 50,184 RENTABLE SQUARE FEET OF OFFICE SPACE CONSTITUTING ALL OF THE 23RD AND 24TH floors of the Maxus Energy Tower at 717 N. Harwood Street, Dallas, Texas ("Assigned Premises"), to have and to hold the same for and during the remainder of the term of the Lease. Assignor does further covenant that Assignor's interest in the Lease is free from all other gifts, grants, bargains, sales, leases and encumbrances made or created by the Assignor, and Assignor does further covenant, for itself and its successors and assigns, that it will take no action and will not fail to take any action, which action or failure to act would cause the Lease to be canceled or terminated, without first obtaining the written consent of the Assignee. Assignee, for and in consideration of such assignment by Assignor, does hereby covenant and agree that, from and after the Effective Date, Assignee shall assume, perform and release and hold Assignor harmless from and against any and all liabilities and obligations of Assignor under the Lease relating to the Assigned Premises; provided, however, that Assignee does not and shall not assume or release and hold harmless Assignor from and against any monetary liability of Assignor under the Lease relating to the Assigned Premises which accrued at any time prior to the Effective Date.

     IN CONSIDERATION of the aforesaid assignment and Assignee's agreement, herewith given, to assume and fully and completely perform each and all of the Lease obligations concerning the Assigned Premises as set forth in the Lease, Assignor and Assignee further agree as follows:

1.   BACKGROUND.   Assignor  and  Assignee  acknowledge  and  stipulate  to  the following facts:

     (A) Assignee and BRE/Maxus, L.P. (the "Landlord"), a Delaware limited partnership which is the successor in interest to Maxus Tower Limited Partnership, a Texas limited partnership which was the original lessor under the Lease, have executed and delivered that certain Partial Assumption of Lease and Lease Amendment No. 1 (the "Partial Assumption") pursuant to which Assignee has assumed and agreed to perform any and all obligations of Assignor under the Lease relating to the Assigned Premises from and after the Effective Date;

     (B) Assignor and Landlord have negotiated to final form and have agreed to execute and deliver that certain Consent to Partial Assignment and Lease Amendment No. 1 (the "Consent") pursuant to which Landlord will
          (i) consent to Assignor's partial assignment of the Lease to Assignee relating to the Assigned Premises effective on and as of the Effective Date and (ii) release Assignor from any and all obligations under the Lease relating to the Assigned Premises effective on and as of the Effective Date;

     (C) Assignor and Assignee previously executed and delivered that certain Assignment of Lease dated June 16, 2000 (the "Prior Assignment") pursuant to which Assignor assigned to Assignee that portion of the Lease relating to the Assigned Premises; and

     (D) Assignor tendered to Assignee, and Assignee accepted, the sum of $586,425 by check number 011382 dated June 16, 2000 in satisfaction of Assignor's obligations under the Prior Assignment to pay to Assignee:

          (1) a Tenant Improvement Payment in the amount of $150,000 pursuant to section 3 of the Prior Assignment; and

          (2)  one-half of the Rent Equalization Payment of $872,850 pursuant to section 4 of the Prior Assignment.

2. PRIOR ASSIGNMENT SUPERSEDED. Assignor and Assignee agree that the Prior Assignment is and shall be for all purposes superseded and replaced in its entirety by this Assignment and Assumption of Lease Obligations, and that the Prior Assignment is and shall be void and shall have no force or effect.

3. COMMENCEMENT OF RENT OBLIGATION. Assignee shall be entitled to occupancy of the Assigned Premises from and after September 15, 2000, and shall commence to pay the rent under the Lease attributable to the Assigned Premises on and after January 1, 2001. Assignee has inspected the Assigned Premises and accepts the Assigned Premises on an "AS IS" and "WITH ALL FAULTS" basis, and Assignor shall have no liability or obligation to Assignee based upon, relating to or arising out of any actual or alleged defect or other characteristic of the Leased Presmises.

4.   FURNITURE PROVISIONS.

     (A) ASSIGNOR SHALL LEAVE IN PLACE ON THE 23RD AND 24TH FLOORS ALL MODULAR FURNITURE NECESSARY TO REASONABLY FACILITATE THE NEEDS OF ASSIGNEE FOR BOTH THE 23RD AND 24TH FLOORS. IN THE EVENT THAT ADDITIONAL MODULAR FURNITURE IS REQUIRED BY ASSIGNEE, ASSIGNOR WILL, TO THE EXTENT AND ONLY TO THE EXTENT THAT SAME IS AVAILABLE FROM ITS OTHER FLOORS OR ITS WAREHOUSE, PROVIDE SUCH ADDITIONAL MODULAR FURNITURE. ASSIGNEE ACKNOWLEDGES AND AGREES THAT IN CERTAIN SITUATIONS CERTAIN MODULAR FURNITURE CONFIGURATIONS CURRENTLY LOCATED ON THE 23RD FLOOR WILL BE RELOCATED BY ASSIGNOR TO OTHER FLOORS AND RETAINED BY ASSIGNOR IN ORDER TO PRESERVE AND MAINTAIN IDENTICAL WORKING CONDITIONS FOR THOSE ASSIGNOR EMPLOYEES CURRENTLY USING SUCH MODULAR FURNITURE CONFIGURATIONS. SPECIFIC TO THE 23RD floor, Assignor will provide, at its expense, reasonable rebuilding of disassembled Modular Furniture to the specifications of Assignee and/or Assignee's sub-tenant. Such rebuilding will be completed on or before December 01, 2000.

     (B) The term "Modular Furniture" as used in this Assignment and Assumption of Lease Obligations shall mean and include any and all components of the Steelcase office furniture currently in use or held in storage by Assignor, including, but not limited to, chairs, overhangs, work surfaces, integrated file cabinets, and wall panels; provided, however, that free-standing file cabinets are not included within the definition of such term.

     (C) SUBJECT TO THE TERMS OF ASSIGNOR'S EXISTING LEASE OF SUCH MODULAR FURNITURE FROM STEELCASE, ASSIGNOR AND ASSIGNEE WILL USE THEIR MUTUAL BEST EFFORTS, AT THE EXPIRATION OF THE STEELCASE LEASE CONTRACT, TO RETAIN (THROUGH PURCHASE OR OTHERWISE) THE MODULAR FURNITURE THEN LOCATED ON THE 23RD AND 24TH floors (any such transaction shall be hereinafter referred to as the "Modular Furniture Retention"). Financial responsibility for the Modular Furniture Retention, and ownership (whether outright or through leasehold) of the Modular Furniture so retained, shall be borne by and vested in Assignor and Assignee, respectively, with respect to the Modular Furniture each of Assignor and Assignee, respectively, possesses at the time of the Modular Furniture Retention. By the end of January 2001, Assignor and Assignee will complete a written Modular Furniture inventory which will specify and quantify the inventory of Modular Furniture each party has in its possession.

     (D)  Assignor and Assignee agree that:

          (1) ALL KITCHEN EQUIPMENT CURRENTLY LOCATED ON THE 24TH floor will remain in place and become the property of Assignee on and as of the Effective Date;

          (2) THE LARGE CONFERENCE ROOM TABLES AND ASSOCIATED CHAIRS CURRENTLY LOCATED ON BOTH THE 23RD AND 24TH floors will remain in place and become the property of Assignee on and as of the Effective Date;

          (3) THE LARGE LANDSCAPE PAINTING ARTWORK CURRENTLY LOCATED WITHIN THE 24TH floor large conference room will remain in place and become the property of Assignee on and as of the Effective Date;

          (4) ALL CHAIRS AND TEN (10) TABLES CURRENTLY LOCATED IN THE TRAINING ROOM ON THE 24TH floor will remain in place and become the property of Assignee on and as of the Effective Date;

          (5) ALL FREE-STANDING FILE CABINETS WILL BE REMOVED FROM BOTH THE 23RD AND 24TH floors and will remain the property of Assignor; and

          (6) ALL ARTWORK AND OTHER PROPERTY NOT EXPRESSLY TRANSFERRED AND ASSIGNED TO ASSIGNEE PURSUANT TO THIS ASSIGNMENT AND ASSUMPTION OF LEASE OBLIGATIONS WILL BE REMOVED FROM BOTH THE 23RD AND 24TH floors and will remain the property of Assignor.

     (E) Assignee has inspected all Modular Furniture, other furniture, kitchen equipment, artwork and other property transferred and assigned to Assignee pursuant to this Assignment and Assumption of Lease Obligations, accepts all of such property on an "AS IS" and "WITH ALL FAULTS" basis, and acknowledges that Assignor (i) makes no representations or warranties, express or implied, with respect to any of such property and (ii) expressly disclaims any and all warranties, express or implied, of design, quality, workmanship, safety, merchantability or fitness for a particular or any purpose with respect to any and all of such property.

(5) TENANT IMPROVEMENT PAYMENT. Assignor has paid to Assignee, and Assignee has accepted, the Tenant Improvement Payment of $150,000 referenced in section 1(D)(1) of this Assignment and Assumption of Lease Obligations.

(6) RENT EQUALIZATION PAYMENT. ASSIGNOR SHALL PAY TO ASSIGNEE THE SUM OF $872,850.00 AS CONSIDERATION FOR ASSIGNEE'S AGREEMENT TO PAY RENTAL FOR THE 23RD AND 24TH floors under the Lease from and after January 1, 2001 at the rate specified in the Lease and for the full term of the Lease. Assignor has paid to Assignee, and Assignee has accepted, one-half of such Rent Equalization Payment as referenced in section 1(D)(2) of this Assignment and Assumption of Lease Obligations. Assignor shall pay to Assignee the remaining one-half of such Rent Equalization Payment, together with interest on such amount at the rate of 8% per annum accruing monthly for two (2) months from and after June 10, 2000, upon execution and delivery of this Assignment and Assumption of Lease Obligations. In the event that Assignee defaults in the full and timely payment and performance of any liabilities or obligations under the Lease assumed by Assignee pursuant to this Assignment and Assumption of Lease Obligations, such Rent Equalization Payment shall be returned to Assignor, pro-rated over the term of the Lease remaining from and after the Effective Date from the actual date of any such default through the end of the term of the Lease.

(7) COMPUTER FACILITY. ASSIGNOR SHALL, FOR THE REMAINING TERM OF THE LEASE, PERMIT ASSIGNEE USE OF THE RAISED FLOOR COMPUTER FACILITY CURRENTLY LOCATED WITHIN ASSIGNOR'S LEASED PREMISES ON THE 22ND FLOOR TO HOUSE AND OPERATE ASSIGNEE'S CURRENT HEWLETT-PACKARD COMPUTERS AND RELATED SUPPORT SERVICES. ASSIGNOR AND ASSIGNEE AGREE THAT THE SPACE UTILIZED FOR SUCH PURPOSES WILL BE SUCH AS TO BE MUTUALLY AND REASONABLY AGREEABLE. ACCESS SECURITY THAT CURRENTLY EXISTS WITH RESPECT TO SUCH RAISED FLOOR COMPUTER FACILITY IS AGREED TO BE SUFFICIENT FOR BOTH ASSIGNOR AND ASSIGNEE. ASSIGNOR FURTHER AGREES THAT, IN ANY EVENT OTHER THAN TERMINATION OF THE LEASE PURSUANT TO WHICH ASSIGNOR SHALL CEASE TO MAINTAIN AND OPERATE THE RAISED FLOOR COMPUTER FACILITY NOW EXISTING WITHIN ASSIGNOR'S LEASED PREMISES ON THE 22ND floor, Assignor shall use its full best efforts to facilitate assignment of the Lease with respect to such raised floor computer facility to Assignee.

     Assignee does hereby convenant and agree for itself and for its successors and assigns to perform all of the covenants and obligations required to be performed from and after the Effective Date by the Tenant under the Lease with respect to the Assigned Premises, the same as if Assignee had been named as Tenant therein.

         EXECUTED this 15th day of August, 2000.

ASSIGNEE:                         ASSIGNOR:
Middleberg, Riddle & Gianna       Southwestern Financial Services Corporation

By:/s/Michael L. Riddle           By:  /s/David B. Little
   --------------------                ------------------
      Michael L. Riddle                David B. Little
      Managing Partner            Its: Sr. Vice President